Exhibit 32

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Liberty Media International, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 10-K/A (Amendment No. 1) for the period ended December 31, 2004 (the “Form 10-K/A”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the
Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company as of December 31, 2004 and 2003, and for the three years ended December 31, 2004.

Dated: March 25, 2005	/s/ John C. Malone
John C. Malone
Chief Executive Officer

Dated: March 25, 2005	/s/ Graham E. Hollis
Graham Hollis
Senior Vice President and Treasurer (Principal Financial Officer)

Dated: March 25, 2005	/s/ Bernard G. Dvorak
Bernard G. Dvorak
Senior Vice President and Controller (Principal Accounting Officer)

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-K/A or as a separate disclosure document.